Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-123457
Pricing Supplement No. 5 Dated October 9, 2007
(To Prospectus dated September 12, 2006, and
Prospectus Supplement dated September 12, 2006)
CUSIP: 44982X AD 9
ING USA Annuity and Life Insurance Company
Secured Medium-Term Notes
Issued Through
ING USA Global Funding Trust 5 (the “Trust”)
Floating Rate Notes Due 2009
          The description in this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby, and the Funding Agreement (specified below) issued by ING USA Annuity and Life Insurance Company (“ING USA”) to the Trust, supplements the description of the general terms and provisions of the notes and the funding agreements set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

1.	The Notes

Principal Amount:	$750,000,000.00	Purchasing Agent(s)	0.09%
		Discount:
Issue Price:	100.00%	Original Issue Date:	October 11, 2007
Net Proceeds to the Trust:	$749,325,000.00	Stated Maturity Date:	October 9, 2009
Specified Currency: U.S. Dollars
Interest Payment Dates: The 9th day of each calendar month, subject to adjustment in accordance with the modified following business day convention; provided, however, that the first Interest Payment Date shall be the Initial Interest Payment Date; provided, further, that the final Interest Payment Date shall be the Stated Maturity Date.
Initial Interest Payment Date: November 9, 2007
Regular Record Date: 15 calendar days prior to the related Interest Payment Date
Type of Interest Rate:      ☐ Fixed Rate   ☑ Floating Rate
          Fixed Rate Notes: ☐Yes ☑ No. If Yes,
               Interest Rate:
          Floating Rate Notes: ☑ Yes     ☐ No. If Yes,
               Regular Floating Rate Notes: ☑ Yes ☐ No. If Yes,
                    Interest Rate: 1-month LIBOR + 0.36%
                    Interest Rate Basis(es): LIBOR
               Floating Rate/Fixed Rate Notes: ☐ Yes ☑ No. If Yes,
                    Floating Interest Rate:
                    Interest Rate Basis(es):
                    Fixed Interest Rate:
                    Fixed Rate Commencement Date:
               Fixed Rate/Floating Rate Notes: ☐ Yes ☑ No. If Yes,
                    Fixed Interest Rate:
                    Floating Interest Rate:
                    Interest Rate Basis(es):
                    Floating Rate Commencement Date:

               Inverse Floating Rate Notes: ☐ Yes ☑ No. If Yes,
                    Fixed Interest Rate:
                    Floating Interest Rate:
                    Interest Rate Basis(es):
               Initial Interest Rate, if any: 5.47625%
               Initial Interest Reset Date: November 9, 2007

Interest Rate Basis(es). Check all that apply:
☐ CD Rate	☐ CMT Rate
☐ Commercial Paper Rate	☐ Eleventh District Cost of Funds Rate
☐ EURIBOR	☐ Federal Funds Rate
☑ LIBOR	☐ Prime Rate
☐ Treasury Rate	☐ Other (See Attached)
                    If LIBOR: ☑ LIBOR Reuters Page: LIBOR01 ☐ LIBOR Telerate
                         LIBOR Currency: U.S. Dollars
                    If CMT Rate:
                         Designated CMT Telerate Page:
                              If 7052: ☐ Weekly Average ☐ Monthly Average
                         Designated CMT Maturity Index:
               Index Maturity: 1-month
               Spread (+/-): +0.36%
               Spread Multiplier: Not applicable
               Interest Reset Date(s): Each Interest Payment Date
               Interest Rate Determination Date(s): The second London Banking Day prior to the related Interest Reset Date.
               Maximum Interest Rate, if any: Not applicable
               Minimum Interest Rate, if any: Not applicable
Calculation Agent, if any: Citibank, N.A.
Exchange Rate Agent, if any: Not applicable
Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):
Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):
Amortizing Note: ☐ Yes ☑ No. If Yes,
     Amortizing Schedule:
     Additional/Other Terms:
Discount Note: ☐ Yes ☑ No. If Yes,
     Total Amount of Discount:
     Initial Accrual Period of Discount:
     Additional/Other Terms:

Redemption Provisions: ☐ Yes ☑ No. If Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction (if any):
Redemption:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Repayment: ☐ Yes ☑ No. If Yes,
Repayment Date(s):
Repayment Price:
Repayment:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:
Sinking Fund (not applicable unless specified):
Additional Amounts to be Paid for Withholding Tax (not applicable unless specified):
Securities Exchange Listing:    ☐ Yes       ☑ No.       If Yes, Name of Exchange:
Authorized Denominations: $1,000 and integral multiples of $1,000 in excess thereof
Ratings: The Notes issued under the Program are rated AA by Standard & Poor’s Ratings Service, a division of the McGraw-Hill Companies, Inc. (“S&P”). ING USA expects the Notes to be rated Aa3 by Moody’s Investors Service, Inc. (“Moody’s”).
Purchasing Agent(s) Purchasing Notes as Principal:  ☑ Yes     ☐ No. If Yes,

Purchasing Agent(s)	Principal Amount
Banc of America Securities LLC	$250,000,000.00
Deutsche Bank Securities Inc.	$250,000,000.00
Morgan Stanley & Co. Incorporated	$250,000,000.00

Total:	$750,000,000.00
Purchasing Agent(s) Acting as Agent: ☐ Yes ☑ No. If Yes,

Purchasing Agent(s)	Principal Amount

Total:
Jurisdiction of Organization of the Trust: Illinois
Additional/Other Terms: Not applicable
Special Tax Considerations: Not applicable

2.	The Funding Agreement
Funding Agreement Issuer: ING USA Annuity and Life Insurance Company
Funding Agreement No.: RMTN-5
Deposit: $750,000,015.00
Net Deposit: $749,325,000.00
Effective Date: October 11, 2007
Stated Maturity Date: October 9, 2009
Specified Currency: U.S. Dollars
Interest Payment Dates: The 9th day of each calendar month, subject to adjustment in accordance with the modified following business day convention; provided, however, that the first Interest Payment Date shall be the Initial Interest Payment Date; provided, further, that the final Interest Payment Date shall be the Stated Maturity Date.
Initial Interest Payment Date: November 9, 2007
Type of Interest Rate: ☐ Fixed Rate ☑ Floating Rate
          Fixed Rate Funding Agreement: ☐ Yes ☑ No. If Yes,

               Interest Rate:
          Floating Rate Funding Agreement: ☑ Yes ☐ No. If Yes,
               Regular Floating Rate Funding Agreement: ☑ Yes ☐ No. If Yes,
                    Interest Rate: 1-month LIBOR + 0.36%
                    Interest Rate Basis(es): LIBOR
               Floating Rate/Fixed Rate Funding Agreement: ☐ Yes ☑ No. If Yes,
                    Floating Interest Rate:
                    Interest Rate Basis(es):
                    Fixed Interest Rate:
                    Fixed Rate Commencement Date:
               Fixed Rate/Floating Rate Funding Agreement: ☐ Yes ☑ No. If Yes,
                    Fixed Interest Rate:
                    Floating Interest Rate:
                    Interest Rate Basis(es):
                    Floating Rate Commencement Date:
               Inverse Floating Rate Funding Agreement: ☐ Yes ☑ No. If Yes,
                         Fixed Interest Rate:
                         Floating Interest Rate:
                         Interest Rate Basis(es):

                         Initial Interest Rate, if any: 5.47625%
               Initial Interest Reset Date: November 9, 2007

Interest Rate Basis(es). Check all that apply:
☐ CD Rate	☐ CMT Rate
☐ Commercial Paper Rate	☐ Eleventh District Cost of Funds Rate
☐ EURIBOR	☐ Federal Funds Rate
☑ LIBOR	☐ Prime Rate
☐ Treasury Rate	☐ Other (See Attached)
                    If LIBOR: ☑ LIBOR Reuters Page: LIBOR01 ☐ LIBOR Telerate
                         LIBOR Currency: U.S. Dollars
                    If CMT Rate:
                         Designated CMT Telerate Page:
                              If 7052: ☐ Weekly Average ☐ Monthly Average
                         Designated CMT Maturity Index:
               Index Maturity: 1-month
               Spread (+/-): +0.36%
               Spread Multiplier: Not applicable
               Interest Reset Date(s): Each Interest Payment Date.
               Interest Rate Determination Date(s): The second London Banking Day prior to the related Interest Reset Date.
               Maximum Interest Rate, if any: Not applicable
               Minimum Interest Rate, if any: Not applicable
Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):
Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):
Amortizing Funding Agreement: ☐Yes ☑ No. If Yes,
     Amortizing Schedule:

     Additional/Other Terms:
Discount Funding Agreement: ☐Yes ☑ No. If Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:

Redemption Provisions: ☐Yes ☑ No. If Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction (if any):
Redemption:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Repayment: ☐Yes ☑ No. If Yes,
Repayment Date(s):
Repayment Price:
Repayment:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:
Sinking Fund (not applicable unless specified):
Additional Amounts to be Paid For Withholding Tax (not applicable unless specified):

Ratings:	The Funding Agreement issued under the Program is rated AA by S&P. ING USA expects the Funding Agreement to be rated Aa3 by Moody’s.
Additional/Other Terms: Not applicable
Special Tax Considerations: Not applicable